Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-223860 on Form S-4 of our report dated April 4, 2017 relating to the financial statements of AEP Transmission Company, LLC and subsidiaries and the financial statement schedule listed in Item 21 at Exhibit 99(e), both appearing in or incorporated by reference in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Columbus, Ohio
April 3, 2018